Exhibit 10.31

ADDENDUM TO COMMERCIAL LEASE BETWEEN

CRUISER LANE LLC AND BACTERIN INTERNATIONAL HOLDINGS, INC.

(aka, XTANT MEDICAL, INC.)

DATED: December 3, 2018

The parties to this Addendum to Commercial Lease are Cruiser Lane, LLC hereinafter known as Landlord and Xtant Medical, Inc. , formerly known as Bacterin International Holdings, Inc., now referred to hereinafter as Tenant.

1.	Term:	A term of five (5) years, commencing February 1, 2019 through February 1, 2024, unless otherwise renewed by mutual agreement of both parties. Landlord agrees to extend an early termination option, to Tenant, after the completion of the third year. Early termination requires Tenant to extend to Landlord, a 120-day notice and an early termination fee equal to six (6) months’ rent commencing the day the building is vacated. Tenant may, exercise said early termination option at the end of the fourth year, with a 120 day notice and three (3) months’ rent, early termination fee, commencing the day the building is vacated.

2.	Rents:	A flat rate of $8.00 per square foot, for the first three years of said contract. The rate would increase to $8.50 per square foot for the remaining two years of the contract.

3.		All other terms and addendums, of the original contract, dated February 1; 2012 remain in full force and effect.

Signed and dated:

/s/ Ronald R. Pierzina	Date	12-3-2018
Ronald R Pierzina
Managing Partner
Cruiser Lane, LLC

/s/ Laura J Pierzina	Date	12-3-2018
Laura J Pierzina
Managing Partner
Cruiser Lane, LLC

/s/ Kathie Lenzen	Date	12-7-2018
Kathie Lenzen
Chief Financial Officer
Xtant Medical, Inc.